EXHIBIT 13(b)(i)

CERTIFICATION

I, Brian E. Binder, President and Chief Executive Officer, and I, James M. Howley, Chief Financial Officer, Chief Accounting Officer and Treasurer, of Transparent Value Trust (the “Registrant”) each certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	December 8, 2022	/s/ Brian E. Binder
Brian E. Binder
President and Chief Executive Officer

Date:	December 8, 2022	/s/ James M. Howley
James M. Howley,
Chief Financial Officer, Chief Accounting Officer and Treasurer